Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116447) of WGNB Corp. of our report dated March 10, 2008, relating to the financial statements as of and for the year ended December 31, 2007, which appears in this Form 10-K.

Atlanta, Georgia
March 28, 2008